Exhibit 99.1

CarGurus Announces Third Quarter 2019 Results

Third Quarter Highlights:

•	Total revenue of $150.5 million, an increase of 26% year-over-year
•	GAAP operating income of $9.7 million; non-GAAP operating income of $18.6 million
•	GAAP net income of $10.4 million; non-GAAP net income of $15.5 million
•	Adjusted EBITDA of $20.6 million

CAMBRIDGE, MA:  November 5, 2019 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the third quarter ended September 30, 2019.

“CarGurus delivered a strong third quarter featuring several important accomplishments. We grew our industry-leading U.S. audience and generated year-over-year U.S. leads growth of 13%, providing strong value to our dealers and aiding growth in our core listings business,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “Our brand investments are driving more direct traffic, and our new “My Car, My Deal” campaign that launched in Q3 highlights CarGurus’ unique consumer benefits. Finally, our international business continues to deliver strong growth, evidenced by our highest total international net dealer additions and triple-digit year-over-year audience growth.”

Revenue

•	Total revenue was $150.5 million, an increase of 26% compared to $119.1 million in the third quarter of 2018.
•	Marketplace subscription revenue was $135.5 million, an increase of 28% compared to $105.9 million in the third quarter of 2018.
•	Advertising and other revenue was $14.9 million, an increase of 13% compared to $13.2 million in the third quarter of 2018.

Operating Income

•	GAAP operating income was $9.7 million, or 6% of total revenue, compared to $5.9 million, or 5% of total revenue, in the third quarter of 2018.
•	Non-GAAP operating income was $18.6 million, or 12% of total revenue, compared to $11.4 million, or 10% of total revenue, in the third quarter of 2018.

Net Income & Adjusted EBITDA

•

GAAP net income was $10.4 million, or $0.09 per fully diluted share during the third quarter ended September 30, 2019, compared to $13.9 million, or $0.12 per fully diluted share during the third quarter ended September 30, 2018.

•

Non-GAAP net income was $15.5 million, or $0.14 per fully diluted share during the third quarter ended September 30, 2019, compared to $11.3 million, or $0.10 per fully diluted share during the third quarter ended September 30, 2018.

•	Adjusted EBITDA, a non-GAAP metric, was $20.6 million, compared to $12.7 million in the third quarter of 2018.

Balance Sheet and Cash Flow

•	As of September 30, 2019, CarGurus had cash, cash equivalents, and short-term investments of $164.3 million and no debt.
•

The Company generated $23.8 million in cash from operations and $21.1 million in free cash flow, a non-GAAP metric, during the third quarter of 2019 compared to generating $10.8 million in cash from operations and $9.6 million in free cash flow during the third quarter of 2018.

Third Quarter Business Metrics

•

U.S. revenue was $141.6 million in the third quarter of 2019, an increase of 24% compared to $114.7 million in the third quarter of 2018. GAAP operating income in the U.S. was $20.0 million, an increase of 38% compared to $14.5 million in the third quarter of 2018.

•

International revenue was $8.8 million in the third quarter of 2019, an increase of 98% compared to $4.4 million in the third quarter of 2018. GAAP operating loss in International markets was ($10.3) million, an increase of 20% compared to a loss of ($8.6) million in the third quarter of 2018.

•

Total paying dealers were 35,199(1) at September 30, 2019, an increase of 15% compared to 30,593 at September 30, 2018. Of the total paying dealers at September 30, 2019, U.S. and International accounted for 28,692 and 6,507(1), respectively, compared to 27,128 and 3,465, respectively, at September 30, 2018.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $16,967 as of September 30, 2019, an increase of 21% compared to $13,993 as of September 30, 2018.
•	AARSD in International markets was $5,079(2) as of September 30, 2019, an increase of 5% compared to $4,820 as of September 30, 2018.
•	Website traffic and consumer engagement metrics for the third quarter of 2019 were as follows:
o

U.S. average monthly unique users were 38.1 million, an increase of 3% compared to 37.0 million in the third quarter of 2018. U.S. average monthly sessions were 103.5 million, an increase of 3% compared to 100.5 million in the third quarter of 2018.

o

International average monthly unique users were 10.2 million(3), an increase of 129% compared to 4.4 million in the third quarter of 2018. International average monthly sessions were 26.2 million(4), an increase of 151% compared to 10.4 million in the third quarter of 2018.

(1)	Includes paying dealers from the PistonHeads website.
(2)

Excludes AARSD from both the (i) PistonHeads website as it was acquired on January 8, 2019, and therefore, data for the trailing 12-month revenue calculation is not available and (ii) Italy website as it began earning marketplace subscription revenue in April 2019, and therefore, data for the trailing 12-month revenue calculation is not available.

(3)	Includes users from the PistonHeads website.
(4)	Includes sessions from the PistonHeads website.

Fourth Quarter and Full-Year 2019 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2019:

•	Total revenue	$152.2 to $155.2 million
•	Non-GAAP operating income	$17.1 to $19.1 million
•	Non-GAAP EPS	$0.12 to $0.13

The fourth quarter 2019 non-GAAP earnings per share calculation assumes 113.8 million diluted weighted-average common shares outstanding.

Full-Year 2019:

•	Total revenue	$583.0 to $586.0 million
•	Non-GAAP operating income	$63.6 to $65.6 million
•	Non-GAAP EPS	$0.47 to $0.48

The full-year non-GAAP earnings per share calculation assumes 113.5 million diluted weighted-average common shares outstanding. Guidance for the fourth quarter and full-year 2019 does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation and amortization of intangible assets, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the occurrence of acquisitions and therefore cannot be determined without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2019 financial results and fourth quarter and full-year 2019 financial guidance at 5:00 p.m. Eastern Time today, November 5, 2019. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on November 5, 2019, until 11:59 p.m. Eastern Time on November 19, 2019, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13694866. In addition, an archived webcast will be available on the Investors section of the Company’s website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2019, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)).  In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy and Spain. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

© 2019 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2019 and full-year 2019, our business and growth strategy, including in international markets, and the ability of our brand awareness efforts to drive direct traffic, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisition of PistonHeads and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 5, 2019 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At September 30, 2019	At December 31, 2018
Assets
Current assets
Cash and cash equivalents	$29,514	$34,887
Investments	134,808	122,800
Accounts receivable, net of allowance for doubtful accounts of $216 and $479 at September 30, 2019 and December 31, 2018, respectively	17,892	13,614
Prepaid expenses and prepaid income taxes	8,381	10,144
Deferred contract costs	8,170	5,253
Other current assets	7,167	7,410
Restricted cash	250	750
Total current assets	206,182	194,858
Property and equipment, net	27,568	24,269
Intangible assets	3,982	—
Goodwill	14,828	—
Operating lease right-of-use assets	56,439	—
Restricted cash	1,914	1,921
Deferred tax assets	44,200	38,886
Deferred contract costs, net of current portion	9,944	7,252
Other long–term assets	4,326	1,104
Total assets	$369,383	$268,290
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$42,752	$34,345
Accrued expenses, accrued income taxes and other current liabilities	14,022	18,654
Deferred revenue	7,781	8,811
Operating lease liabilities	7,823	1,693
Total current liabilities	72,378	63,503
Operating lease liabilities	57,806	9,395
Deferred tax liabilities	289	—
Other non–current liabilities	1,808	1,281
Total liabilities	132,281	74,179
Stockholders’ equity:
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 91,312,647 and 89,728,223 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	91	90
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 20,502,084 and 20,702,084 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	21	21
Additional paid-in capital	199,228	184,216
Retained earnings	38,688	9,713
Accumulated other comprehensive (loss) income	(926)	71
Total stockholders’ equity	237,102	194,111
Total liabilities and stockholders’ equity	$369,383	$268,290

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$150,462	$119,125	$430,763	$327,996
Cost of revenue(1)	9,392	6,412	25,740	17,940
Gross profit	141,070	112,713	405,023	310,056
Operating expenses:
Sales and marketing	100,133	82,708	293,238	229,948
Product, technology, and development	17,745	12,771	51,063	33,713
General and administrative	12,322	10,630	36,622	28,042
Depreciation and amortization	1,166	727	3,413	2,064
Total operating expenses	131,366	106,836	384,336	293,767
Income from operations	9,704	5,877	20,687	16,289
Other income, net:
Interest income	759	639	2,247	1,571
Other income (expense), net	251	(38)	1,258	15
Total other income, net	1,010	601	3,505	1,586
Income before income taxes	10,714	6,478	24,192	17,875
Provision for (benefit from) income taxes	330	(7,404)	(4,783)	(34,845)
Net income	$10,384	$13,882	$28,975	$52,720
Net income per share attributable to common stockholders:
Basic	$0.09	$0.13	$0.26	$0.49
Diluted	$0.09	$0.12	$0.26	$0.47
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	111,662,949	109,628,692	111,257,271	108,367,270
Diluted	113,364,775	113,601,415	113,389,695	113,351,150

(1) Includes depreciation and amortization expense for the three months ended September 30, 2019 and 2018 and for the nine months ended September 30, 2019 and 2018 of $952, $581, $2,246 and $1,701, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating Activities
Net income	$10,384	$13,882	$28,975	$52,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,118	1,308	5,659	3,765
Currency gain on foreign denominated transactions	(87)	(37)	(927)	(56)
Deferred taxes	291	(7,443)	(5,025)	(34,543)
Provision for doubtful accounts	327	524	695	1,246
Stock-based compensation expense	8,761	5,528	25,390	14,951
Amortization of deferred contract costs	2,163	1,054	5,797	2,355
Changes in operating assets and liabilities:
Accounts receivable	(1,146)	(1,741)	(4,984)	(1,168)
Prepaid expenses, prepaid income taxes, and other assets	1,200	(4,336)	(871)	(8,648)
Deferred contract costs	(3,674)	(3,213)	(11,442)	(9,715)
Accounts payable	4,708	4,124	10,740	11,462
Accrued expenses, accrued income taxes, and other current liabilities	(738)	(973)	(2,047)	(2,964)
Deferred revenue	(695)	66	(1,027)	3,381
Lease obligations	(2)	1,900	(1,882)	1,466
Other non-current liabilities	212	108	500	347
Net cash provided by operating activities	23,822	10,751	49,551	34,599
Investing Activities
Purchases of property and equipment	(2,181)	(892)	(10,765)	(1,873)
Capitalization of website development costs	(547)	(253)	(2,074)	(978)
Cash paid for acquisition	—	—	(19,139)	—
Investments in certificates of deposit	(38,281)	—	(134,808)	(130,000)
Maturities of certificates of deposit	22,800	40,000	122,800	110,000
Net cash (used in) provided by investing activities	(18,209)	38,855	(43,986)	(22,851)
Financing Activities
Proceeds from exercise of stock options	368	676	1,456	3,061
Financing cash flows from finance leases	(9)	—	(21)	—
Payment of initial public offering costs	—	—	—	(1,142)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(4,192)	(4,379)	(12,783)	(21,867)
Net cash used in financing activities	(3,833)	(3,703)	(11,348)	(19,948)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(114)	29	(97)	(54)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,666	45,932	(5,880)	(8,254)
Cash, cash equivalents, and restricted cash at beginning of period	30,012	35,366	37,558	89,552
Cash, cash equivalents, and restricted cash at end of period	$31,678	$81,298	$31,678	$81,298

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP operating income	$9,704	$5,877	$20,687	$16,289
Stock-based compensation expense	8,761	5,528	25,390	14,951
Amortization of intangible assets	167	—	486	—
Non-GAAP operating income	$18,632	$11,405	$46,563	$31,240

GAAP operating margin	6%	5%	5%	5%
Non-GAAP operating margin	12%	10%	11%	10%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income	$10,384	$13,882	$28,975	$52,720
Stock-based compensation expense, net of tax(1)	6,921	4,367	20,058	11,811
Change in tax provision from stock-based compensation expense(2)	(1,943)	(6,970)	(9,632)	(35,912)
Amortization of intangible assets	167	—	486	—
Non-GAAP net income	$15,529	$11,279	$39,887	$28,619
Non-GAAP net income per share:
Basic	$0.14	$0.10	$0.36	$0.26
Diluted	$0.14	$0.10	$0.35	$0.25
Shares used in non-GAAP per share calculations
Basic	111,663	109,629	111,257	108,367
Diluted	113,365	113,601	113,390	113,351
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$150,462	$119,125	$430,763	$327,996
Cost of revenue	9,392	6,412	25,740	17,940
Gross profit	141,070	112,713	405,023	310,056
Stock-based compensation expense included in Cost of revenue	92	83	268	264
Non-GAAP gross profit	$141,162	$112,796	$405,291	$310,320

GAAP gross profit margin	94%	95%	94%	95%
Non-GAAP gross profit margin	94%	95%	94%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30,
	2019				2018
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$9,392	$(92)	$—	$9,300	$6,412	$(83)	$—	$6,329
S&M	100,133	(2,520)	—	97,613	82,708	(1,216)	—	81,492
P,T&D(1)	17,745	(3,938)	—	13,807	12,771	(2,584)	—	10,187
G&A	12,322	(2,211)	—	10,111	10,630	(1,645)	—	8,985
Depreciation & amortization	1,166	—	(167)	999	727	—	—	727
Operating expenses(2)	$131,366	$(8,669)	$(167)	$122,530	$106,836	$(5,445)	$—	$101,391
Total expenses	$140,758	$(8,761)	$(167)	$131,830	$113,248	$(5,528)	$—	$107,720
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Nine Months Ended September 30,
	2019				2018
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$25,740	$(268)	$—	$25,472	$17,940	$(264)	$—	$17,676
S&M	293,238	(7,392)	—	285,846	229,948	(3,762)	—	226,186
P,T&D(1)	51,063	(11,118)	—	39,945	33,713	(6,903)	—	26,810
G&A	36,622	(6,612)	—	30,010	28,042	(4,022)	—	24,020
Depreciation & amortization	3,413	—	(486)	2,927	2,064	—	—	2,064
Operating expenses(2)	$384,336	$(25,122)	$(486)	$358,728	$293,767	$(14,687)	$—	$279,080
Total expenses	$410,076	$(25,390)	$(486)	$384,200	$311,707	$(14,951)	$—	$296,756
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income	$10,384	$13,882	$28,975	$52,720
Depreciation and amortization(1)	2,118	1,308	5,659	3,765
Stock-based compensation expense	8,761	5,528	25,390	14,951
Other income, net	(1,010)	(601)	(3,505)	(1,586)
Provision for (benefit from) income taxes	330	(7,404)	(4,783)	(34,845)
Adjusted EBITDA	$20,583	$12,713	$51,736	$35,005

(1) The Company did not have intangible assets prior to the closing of the PistonHeads acquisition on January 8, 2019. The Company recorded amortization expense related to intangible assets of $167 and $486 for the three and nine months ended September 30, 2019, respectively.

Unaudited Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net cash provided by operating activities	$23,822	$10,751	$49,551	$34,599
Purchases of property and equipment	(2,181)	(892)	(10,765)	(1,873)
Capitalization of website development costs	(547)	(253)	(2,074)	(978)
Non-GAAP free cash flow	$21,094	$9,606	$36,712	$31,748

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as GAAP net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other income, net, the (benefit from) provision for income taxes, and certain one-time, non-recurring items, if and when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense and amortization of intangible assets. Non-GAAP net income and non-GAAP income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses and amortization of intangible assets that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to one of our paid listing or display products at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses one of our websites using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, (ii) Greenwich Mean Time for our UK websites and (iii) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy and Spain websites, as applicable. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone call, email, or managed text and chat.

Investor Contact:

Rodney Nelson

Head of Investor Relations, CarGurus

888-508-1190

investors@cargurus.com